UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 19, 2019

MELINTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35405	45-4440364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 George Street, Suite 301, New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 617-1309

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Items 5.03 and 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Charter and Bylaws.

On February 19, 2019, Melinta Therapeutics, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the stockholders approved, among other matters, the proposal authorizing an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to authorize a reverse stock split (the “Reverse Stock Split”) of the issued and outstanding shares of the Company’s common stock.

On February 20, 2019, the board of directors of the Company (the “Board”) approved a 1-for-5 Reverse Stock Split, and the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation (the “Reverse Stock Split Amendment”) to effect the Reverse Stock Split. The Reverse Stock Split will become effective as of 5:00 p.m. Eastern Time on February 21, 2019. The Company’s common stock will begin trading on a split-adjusted basis when the market opens on February 22, 2019.

The Company’s common stock will continue to trade on The Nasdaq Global Market under the symbol “MLNT.” The new CUSIP number for the Company’s common stock following the Reverse Stock Split will be 58549G 209.

When the Reverse Stock Split becomes effective, every five shares of the Company’s issued and outstanding common stock will automatically be converted into one share of common stock, without any change in the par value per share. Additionally, adjustments will be made under the Company’s stock plans (including the 2018 Stock Incentive Plan), including with respect to the aggregate number of shares of the Company’s common stock that may be delivered in connection with awards under the plan, the numerical share limits under the plan, the number of shares covered by each outstanding award under the plan, the price per share underlying each such award, and, if applicable, the performance objectives that must be achieved before such award will become earned, to proportionately reflect the Reverse Stock Split. The Reverse Stock Split will also adjust the Loan Conversion Rate (and as a result the Conversion Price) under the Vatera Loan Agreement and the Deerfield Convertible Loan Conversion Price (and as a result the Deerfield Convertible Loan Conversion Rate) under the Deerfield Facility to proportionately reflect the Reverse Stock Split. The warrants issued to Deerfield in January 2018 will also be proportionately adjusted to reflect the Reverse Stock Split.

No certificates or scrip representing fractional shares of the Company’s common stock will be issued in connection with the Reverse Stock Split. Each holder of the Company’s common stock who would otherwise have been entitled to receive a fraction of a share of the Company’s common stock shall be entitled to receive, in lieu thereof, cash (without interest) from the transfer agent in lieu of such fractional shares. The cash payment is subject to applicable U.S. federal and state income tax and state abandoned property laws. Stockholders will not be entitled to receive interest for the period of time between the effective time of the reverse stock split and the date payment is received.

The Company currently anticipates that, in lieu of issuing fractional shares, the aggregate of all fractional shares otherwise issuable to the holders of record of common stock shall be issued to the transfer agent for the common stock, as agent, for the accounts of all holders of record of common stock otherwise entitled to have a fraction of a share issued to them. The sale of all fractional interests will be effected by the transfer agent as soon as practicable after the effective time of the reverse stock split based on the average last reported sales price of the Company’s common stock during the ten consecutive trading days ending on the last trading day prior to the effective date of the Reverse Stock Split. After such sale, the net proceeds derived from the sale of the fractional interests will be distributed to such holders of record on a pro rata basis.

Computershare Inc., the Company’s transfer agent, will act as the exchange agent for the Reverse Stock Split.

On February 21, 2019, the Company issued a press release relating to, among other things, the matters described in this Item 5.03. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Capitalized terms used herein and not otherwise defined in this Current Report on Form 8-K shall have the meaning ascribed to them in the Company’s revised definitive proxy statement filed with the Securities and Exchange Commission on January 29, 2019 (the “Revised Definitive Proxy Statement”).

For more information about the Reverse Stock Split, see the Revised Definitive Proxy Statement, the relevant portions of which are incorporated herein by reference. A copy of the Reverse Stock Split Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, the following proposals were submitted to the Company’s stockholders. On the record date for the Special Meeting, there were 56,066,169 shares of the Company’s common stock outstanding. All proposals presented at the Special Meeting were approved by the requisite vote.

(1)	Approval of an amendment to Melinta’s Certificate of Incorporation to authorize a reverse stock split of the issued and outstanding shares of Melinta common stock.

For	Against	Abstentions	Broker Non-Votes(a)
28,799,332	3,718,246	50,135	11,128,651

(2)

Approval of an amendment to Melinta’s Certificate of Incorporation to increase the number of authorized shares of Melinta common stock from 80,000,000 to 275,000,000 to accommodate, in part, the conversion of any of the Vatera Convertible Loans and to accommodate the conversion of up to $74 million of the convertible loan under the Deerfield Facility as permitted by the Deerfield Facility Amendment.

For	Against	Abstentions	Broker Non-Votes
31,040,692	1,484,488	42,533	11,128,651

Because both Proposal 1 and Proposal 2 were approved by the Company’s stockholders, the Board determined, in its discretion, to implement Proposal 1 and not implement Proposal 2.

(3)

Approval of the issuance and sale of the Vatera Convertible Loans, and the issuance of the underlying shares of preferred stock and common stock upon conversion of the Vatera Convertible Loans, for purposes of applicable Nasdaq rules.

For	Against	Abstentions	Broker Non-Votes
31,292,609	1,196,068	79,036	11,128,651

(4A)

Authorization of an amendment to the Company’s 2018 Stock Incentive Plan to increase the number of shares reserved and available for issuance by 2,000,000 shares specifically for issuance to the Chief Executive Officer.

For	Against	Abstentions	Broker Non-Votes
23,590,665	8,926,824	50,224	11,128,651

(4B)

Authorization of an amendment to the Company’s 2018 Stock Incentive Plan to increase the number of shares reserved and available for issuance by 3,000,000 shares for general issuances under the amended 2018 Stock Incentive Plan.

For	Against	Abstentions	Broker Non-Votes
23,344,879	9,097,135	125,669	11,128,651

(5)

Adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the proposals above.

For	Against	Abstentions	Broker Non-Votes(a)
23,026,648	9,325,855	215,210	11,128,651

(a) In the Revised Definitive Proxy Statement, the Company indicated its expectation that each of proposals (1) and (5) would be considered non-routine for which brokers and other nominees would not have discretionary authority to vote without receiving specific voting instructions, and the above listed voting results reflect the vote with respect to each such proposal as a non-routine proposal. For proposal (1), the required vote for approval was the affirmative vote of the majority of the outstanding shares, meaning a broker non-vote had the same effect as a vote “Against” this proposal. For the proposal (5), the required vote for approval was the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to be voted on the matter, meaning a broker non-vote had no effect on this proposal. Broadridge Financial Solutions (“Broadridge”) determined that proposals (1) and (5) were routine matters and voted its 11,128,651 uninstructed shares on a discretionary basis “For” each of proposals (1) and (5). The above listed voting results, however, treat proposals (1) and (5) as non-routine matters as described in the Revised Definitive Proxy Statement, counting these 11,128,651 shares as broker non-votes with respect to each of proposals (1) and (5), meaning that such shares have the same effect as vote “Against” proposal (1) and no effect on proposal (5). Had proposals (1) and (5) been treated by the Company as routine, these 11,128,651 shares would have constituted votes “For” each of proposals (1) and (5), resulting in a total of 39,927,983 votes “For” proposal (1) and 34,155,299 votes “For” proposal (5). Despite the Company treating each of proposals (1) and (5) as non-routine, each proposal was still approved by the stockholders, and the treatment of these proposals as routine matters by Broadridge, and the resulting voting of the uninstructed shares on a discretionary basis, did not have any effect on the outcome of these proposals.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of Melinta Therapeutics, Inc., filed with the Secretary of State of the State of Delaware on February 21, 2019

99.1	Press Release issued February 21, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2019	Melinta Therapeutics, Inc.

	By:	/s/ Peter Milligan
Peter Milligan
Chief Financial Officer